Exhibit 99.1

BNC Bancorp Announces Earnings for First Quarter 2016

HIGH POINT, N.C., April 22, 2016 - BNC Bancorp (NASDAQ: BNCN) ("Company"), parent company for Bank of North Carolina ("Bank"), today reported financial results for the three months ended March 31, 2016. Highlights for the quarter include the following:

•	Solid earnings and returns

◦	Operating earnings of $15.4 million for first quarter 2016;

◦	Operating return on average assets of 1.10%; and

◦	Operating return on average tangible common equity of 14.55%.

•	Operating earnings per diluted share of $0.38, an increase of 18.8% from first quarter 2015

◦
As compared to the $0.39 operating earnings per diluted share in fourth quarter 2015, results for first quarter 2016 were reduced due to full impact of the common stock issuance in fourth quarter 2015.

•	Continued strong loan origination volume

◦	Loan originations of $401 million during the first quarter of 2016, as compared to $438 million during the fourth quarter of 2015 and $312 million during the first quarter of 2015; and

◦	Gross loans increased by $38.3 million to $4.24 billion at March 31, 2016.

•	Healthy asset quality ratios

◦	Ratio of non-performing assets to total assets of 0.87%, compared to 0.91% at December 31, 2015;

◦	Excluding acquired non-performing assets, ratio of non-performing assets to total loans and foreclosed real estate of 0.74%, compared to 0.81% at December 31, 2015; and

◦	Ratio of net charge-offs (recoveries) to average loans of (0.02%), compared to 0.03% during the fourth quarter of 2015.

Operating earnings exclude non-operating income and expenses, which primarily consists of transaction-related expenses and gain (loss) on sale of investment securities, net of income taxes.

Financial Performance

	Three Months Ended
INCOME SUMMARY	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015
Interest income	(Dollars in thousands)
Interest and fees on loans	$50,302	$50,762	$48,050	$40,494	$39,420
Investment securities	5,965	5,336	5,101	4,421	4,347
Other	214	141	162	132	120
Total interest income	56,481	56,239	53,313	45,047	43,887
Interest expense
Interest on deposits	6,241	5,851	5,265	4,888	4,442
Interest on borrowings	1,750	1,648	1,789	1,427	1,375
Total interest expense	7,991	7,499	7,054	6,315	5,817
Net interest income	48,490	48,740	46,259	38,732	38,070
Provision for loan losses	647	1,287	198	301	110
Net interest income	47,843	47,453	46,061	38,431	37,960
Operating non-interest income (1)
Mortgage fees	2,681	2,226	3,031	2,777	2,499
Service charges	2,321	2,341	2,284	1,810	1,644
SBA income	811	467	416	588	364
Earnings on bank-owned life insurance	758	806	705	601	654
Other	1,430	2,401	1,939	2,921	1,090
Total operating non-interest income	8,001	8,241	8,375	8,697	6,251
Operating non-interest expense (1)
Salaries and employee benefits	17,803	17,888	17,543	15,749	15,973
Occupancy	3,252	3,392	3,211	2,618	2,581
Furniture and equipment	2,073	2,426	1,654	1,596	1,627
Data processing and supply	1,437	1,194	1,268	1,073	846
Advertising and business development	684	879	493	617	646
Insurance, professional and other services	1,526	952	1,405	1,079	1,388
FDIC insurance assessments	900	883	824	702	735
Loan, foreclosure and OREO	1,367	1,639	2,352	3,536	2,325
Other	4,410	4,020	3,786	3,185	3,031
Total operating non-interest expenses	33,452	33,273	32,536	30,155	29,152
Operating income before income taxes	22,392	22,421	21,900	16,973	15,059
Operating income tax expense (1)	7,029	6,996	6,902	5,172	4,543
Operating income (non-GAAP)	15,363	15,425	14,998	11,801	10,516
Securities gains (losses), net of tax	(25)	28	500	(3)	31
Transaction-related expenses, net of tax	903	2,713	3,078	784	1,789
Loss on extinguishment of debt, net of tax	—	—	481	—	—
Net income (GAAP)	$14,435	$12,740	$11,939	$11,014	$8,758

Common shares outstanding at end of period	40,806	40,774	38,138	32,589	32,716
Weighted average fully diluted shares outstanding	40,902	39,452	38,165	32,653	32,754
(1) See Reconciliation of Non-GAAP to GAAP for additional details.

Performance Ratios

	Three Months Ended
	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015
Operating earnings per diluted share (1)	$0.38	$0.39	$0.39	$0.36	$0.32
Operating return of average assets (1)	1.10%	1.13%	1.15%	1.13%	1.04%
Operating return on average tangible common equity (1)	14.55%	15.99%	16.79%	15.58%	14.41%
Operating efficiency ratio (1)	55.30%	54.48%	55.59%	59.48%	61.30%

Earnings per diluted share - GAAP	$0.35	$0.32	$0.31	$0.34	$0.27
Return of average assets - GAAP	1.03%	0.93%	0.92%	1.06%	0.87%
Return on average common equity - GAAP	9.72%	9.13%	9.15%	11.05%	9.01%
Return on average tangible common equity - GAAP	13.71%	13.33%	13.52%	14.59%	12.12%
Efficiency ratio - GAAP	59.78%	63.75%	66.59%	63.71%	69.19%

Book value per common share	$14.79	$14.52	$13.70	$12.38	$12.20
Tangible book value per common share (1)	11.07	10.77	9.86	9.87	9.67
(1) See Reconciliation of Non-GAAP to GAAP for additional details.

Other Selected Financial Data

	Three Months Ended
	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015
	(Dollars in thousands)
Securities gains (losses), net	$(39)	$45	$794	$(4)	$49
Loss on extinguishment of debt	—	—	763	—	—
Fair value accretion	5,505	5,599	4,835	5,273	4,809
OREO valuation adjustments, net	266	348	911	820	814
Transaction-related expenses	1,434	4,307	4,886	1,244	2,839

Richard D. Callicutt, II, President and CEO, stated, "We are pleased to report solid first quarter results which include a strong 18% year-over-year increase in operating earnings per share, along with continued positive trends in organic loan origination volume and core deposit growth. While loan production volume during the quarter remained strong and near all-time highs, the decline in medium-term interest rates over the past six months has resulted in an elevated level of loan payoffs. With the dramatic rate declines in January and February, this trend intensified as an unusually large number of credits were refinanced into the permanent markets. While net loans increased a modest $37.4 million despite over $400 million of originations during the quarter, our pipeline remains at an all-time high and we anticipate future production volume to remain strong throughout the year.

During the quarter, senior management has been actively working with our banking regulators to gain the necessary approvals for the Southcoast transaction. As part of the approval process, we have allocated additional planning, marketing, outreach and credit resources to the underserved within our markets. We have been actively targeting the best talent and building the infrastructure necessary to execute our plan for success in the underserved areas. We are confident that the significant progress we have made in this area will position us for more expeditious regulatory approvals in the future and ultimately enhance long-term shareholder value.

With the delays in closing the Southcoast and High Point transactions, there has been an added layer of uncertainty and anxiety with the employee and customer base of each company. The leadership of Wayne Pearson and his team at Southcoast and Mark Williamson and his team at High Point during this time has been unwavering and quite humbling. Further, I want to thank each of their employees for continuing to excel for their customers each and every day in the face of this uncertainty; you are another example of the many unsung heroes that make our Company great.

Over the past month, BNC has been recognized by several publications for its excellent financial performance in 2015. SNL Financial recently rated BNC as one of the top 10 best performing regional banks in the United States for 2015. Among the top 25 publicly traded banks that made the SNL Best-Performing list, BNC’s shares had the highest total return in 2015, increasing 48.95%. In addition, BNC was recently featured in an article in Barron’s Magazine touting the substantial upside potential of earnings and tangible book value over the new few years. This type of recognition helps further reinforce that our team’s hard work and unwavering commitment continues to make a substantial impact for both our shareholders and our communities.”

Total non-interest income was $8.0 million for the first quarter of 2016, a decrease from $8.3 million for the fourth quarter of 2015.  Operating non-interest income was $8.0 million for the first quarter, a decrease of $0.2 million from fourth quarter 2015.  Income earned from our mortgage division and SBA division increased by 20.4% and 73.7%, respectively, during the current quarter.  Many of the other non-interest income sources, such as income from recoveries on acquired loans and income derived from our investment brokerage services, are volatile and can vary significantly from period to period.

Total non-interest expense was $34.9 million for the first quarter of 2016, a decrease from $37.6 million for the fourth quarter of 2015.  Operating non-interest expense for the first quarter of 2016 was $33.5 million, an increase compared to $33.3 million for the fourth quarter of 2015.

Selected Balance Sheet Data

	Ending Balance
	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015
Portfolio loans:	(Dollars in thousands)
Originated loans	$2,847,466	$2,721,216	$2,587,572	$2,394,470	$2,262,601
Acquired loans	1,390,688	1,478,655	1,391,061	858,537	913,236
Allowance for loan and lease losses	(32,548)	(31,647)	(30,833)	(30,635)	(29,351)
Portfolio loans, net	4,205,606	4,168,224	3,947,800	3,222,372	3,146,486
Loans held for sale	33,455	39,470	37,437	36,315	25,505
Investment securities	757,248	734,557	645,732	557,732	515,325
Total interest-earning assets	5,126,452	5,131,988	4,689,936	3,886,910	3,778,586
Goodwill	134,686	134,686	128,489	69,749	69,749
Core deposit intangible, net	17,143	18,299	18,134	12,273	13,112
Total assets	$5,699,573	$5,668,183	$5,201,118	$4,278,588	$4,173,463

Deposits:
Non-interest bearing deposits	$794,548	$776,479	$738,529	$621,392	$544,189
Interest-bearing demand and savings	2,431,584	2,366,890	2,157,801	1,586,967	1,685,200
Time deposits	1,537,644	1,598,838	1,478,161	1,301,616	1,323,537
Total deposits	4,763,776	4,742,207	4,374,491	3,509,975	3,552,926
Borrowings	282,929	292,790	267,069	337,711	195,659
Total interest-bearing liabilities	4,252,157	4,258,518	3,903,031	3,226,294	3,204,395
Shareholders' equity:
Common equity	598,158	584,818	515,062	395,215	389,025
Accumulated other comprehensive income	5,395	7,329	7,435	8,368	10,087
Total shareholders' equity	$603,553	$592,147	$522,497	$403,583	$399,112

While there was a slight increase in total assets during the first quarter of 2016, the Company continues to grow its transactional deposit base, which increased by $82.8 million during the first quarter of 2016. Time deposits comprised 32.3% of total deposits at March 31, 2016, a decrease from 33.7% at December 31, 2015. The Company also repaid approximately $15.0 of long-term borrowings during the first quarter of 2016.

The Company has total shareholders’ equity of $603.6 million at March 31, 2016 and all of the Bank's and Company's capital ratios exceeded the minimum thresholds established for a well-capitalized bank by regulatory measures.

Asset Quality

	Ending Balance
	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015
	(Dollars in thousands)
Nonaccrual loans - non-acquired	$6,228	$6,623	$5,914	$12,998	$14,776
Nonaccrual loans - acquired	12,706	12,086	14,322	12,391	13,191
OREO - non-acquired	14,987	15,588	18,791	20,767	21,869
OREO - acquired	15,783	16,973	18,489	12,241	17,558
90 days past due - non-acquired	—	—	—	—	—
90 days past due - acquired	—	3	—	14	—
Total nonperforming assets	$49,704	$51,273	$57,516	$58,411	$67,394

Total nonperforming assets - non-acquired	$21,215	$22,211	$24,705	$33,765	$36,645

Net charge-offs (recoveries), QTD	$(202)	$352	$(326)	$(1,036)	$584
Annualized net charge-offs (recoveries) to total average portfolio loans	(0.02)%	0.03%	(0.03)%	(0.13)%	0.08%

Ratio of total nonperforming assets to total assets	0.87%	0.91%	1.11%	1.37%	1.61%
Ratio of total nonperforming loans to total portfolio loans	0.45%	0.45%	0.51%	0.78%	0.88%
Ratio of total allowance for loan losses to total portfolio loans	0.77%	0.75%	0.77%	0.94%	0.92%

Excluding acquired
Ratio of nonperforming assets to total loans and OREO	0.74%	0.81%	0.95%	1.40%	1.60%
Ratio of nonperforming loans to total loans	0.22%	0.24%	0.23%	0.54%	0.65%
Ratio of allowance for loan losses to total loans	1.03%	1.05%	1.05%	1.13%	1.15%

Overall asset quality continued to improve during the first quarter of 2016, as total nonperforming assets were $49.7 million, or 0.87% of total assets, at March 31, 2016, as compared to $51.3 million, or 0.90% of total assets, at December 31, 2015.

Excluding nonperforming assets acquired by the Company, nonperforming assets were $21.2 million, or 0.74% of non-acquired loans and OREO, at March 31, 2016, as compared to $22.2 million, or 0.81% of non-acquired loans and OREO, at December 31, 2015.

The Company experienced $0.2 million of net recoveries on previous charge-offs during the first quarter of 2016, compared to net charge-offs of $0.4 million during the fourth quarter of 2015. Gross charge-offs were $0.4 million during the first quarter of 2016, a decrease from $1.5 million of gross charge-offs during the fourth quarter of 2015.

The allowance for loan losses was $32.5 million at March 31, 2016, an increase from $31.6 million at December 31, 2015. The Company recorded a provision for loan losses of $0.6 million during the first quarter of 2016, as compared to $1.3 million recorded during the fourth quarter of 2015. The provision for loan losses recorded during the first quarter of 2016 was allocated to loans not acquired by the Company. The additional provision was recorded due to the continued high levels of loan growth in the originated loan portfolio.

Net Interest Income and Margin

	Three Months Ended
	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015
Quarterly average balances:	(Dollars in thousands)
Loans	$4,241,970	$4,193,632	$3,957,846	$3,238,433	$3,154,739
Investment securities	737,361	656,940	631,407	513,476	495,587
Total interest-earning assets	139,367	76,533	68,201	50,787	57,926
Total assets	5,118,698	4,927,105	4,657,454	3,802,696	3,708,252
Deposits:
Non-interest bearing	778,114	772,831	733,659	573,640	532,348
Interest-bearing	3,953,668	3,784,140	3,539,391	2,902,960	2,930,315
Total deposits	4,731,782	4,556,971	4,273,050	3,476,600	3,462,663
Borrowed funds	262,880	288,209	334,584	279,140	216,182
Total interest-bearing liabilities	4,216,548	4,072,349	3,873,975	3,182,100	3,146,497
Shareholders' equity	597,127	553,475	517,835	399,868	394,034

Interest Income/Expense (FTE):
Loans	$50,302	$50,762	$48,050	$40,494	$39,420
Investment securities, tax	2,720	2,069	1,842	1,261	1,166
Investment securities, non-tax	5,151	5,186	5,173	5,016	5,049
Other earning assets	214	140	162	132	120
Total interest income	58,387	58,157	55,227	46,903	45,755
Deposits	6,241	5,852	5,265	4,888	4,442
Borrowings	1,750	1,647	1,789	1,426	1,375
Total interest expense	7,991	7,499	7,054	6,314	5,817
Net interest income	$50,396	$50,658	$48,173	$40,589	$39,938

Average Yields and Costs (FTE):
Loans	4.77%	4.80%	4.82%	5.02%	5.07%
Investment securities, tax	2.94%	2.81%	2.73%	3.08%	3.33%
Investment securities, non-tax	5.68%	5.63%	5.64%	5.76%	5.79%
Other interest-earning assets	0.62%	0.73%	0.94%	1.04%	0.84%
Total earning assets	4.59%	4.68%	4.70%	4.95%	5.00%
Total interest bearing deposits	0.63%	0.61%	0.59%	0.68%	0.61%
Borrowed funds	2.68%	2.27%	2.12%	2.05%	2.58%
Total interest-bearing liabilities	0.76%	0.73%	0.72%	0.80%	0.75%
Cost of funds	0.64%	0.61%	0.61%	0.67%	0.64%
Net interest margin	3.96%	4.08%	4.10%	4.28%	4.37%

Fully-taxable equivalent (“FTE”) net interest income for the first quarter of 2016 was $50.4 million, a decrease from $50.7 million for the fourth quarter of 2015. FTE net interest margin was 3.96% for the first quarter of 2016, as compared to 4.08% for the fourth quarter of 2015. The decrease can be attributed to the Company having a significant increase in lower yielding investments to increase on-balance sheet liquidity. The average yield on interest-earning assets decreased nine basis points during the first quarter of 2016, while the rate paid on interest-bearing liabilities increased by three basis points. Accretion earned on the Company’s acquired loan portfolio was $5.5 million during the first quarter of 2016, as compared to $5.6 million earned in the fourth quarter of 2015. Excluding accretion, the average yield on loans was 4.25% for the first quarter 2016, as compared to 4.27% for the fourth quarter of 2015.

Average interest-earnings assets for the first quarter of 2016 were $5.12 billion, an increase from $4.93 billion for the fourth quarter of 2015. Average interest-bearing liabilities were $4.22 billion for the first quarter of 2016, an increase from $4.07 billion during the fourth quarter of 2015. At the end of 2015, the Company increased wholesale funding for anticipated loan growth and to enhance liquidity. This additional liquidity was utilized during the first quarter of 2016 to fund organic loan growth, purchase additional investments, and reduce borrowings. The Company retired much of this wholesale funding at the end of the first quarter of 2016.

Loan Portfolio Composition

	Ending Balance
	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015
	(Dollars in millions)
Residential construction	$76	$76	$92	$84	$78
Presold	39	46	55	58	50
Speculative	37	30	37	26	28

Commercial construction	278	237	233	243	177
Residential and commercial A&D	23	18	18	16	12

Land	118	111	90	86	92
Residential buildable lots	39	34	26	27	27
Commercial buildable lots	21	20	22	24	25
Land held for development	34	34	25	20	24
Raw and agricultural land	24	23	17	16	17

Commercial real estate	2,257	2,246	2,133	1,721	1,713
Multi-family	179	178	165	96	100
Farmland	4	5	5	6	5
Owner occupied	705	785	737	626	615
Non-owner occupied	1,369	1,277	1,226	993	994

Commercial and industrial	400	419	340	220	199
Residential mortgage	1,039	1,049	1,029	842	867
Consumer	18	19	19	17	16
Leases	29	27	26	25	22
Total portfolio loans	$4,238	$4,200	$3,979	$3,253	$3,176

Total portfolio loans were $4.24 billion at March 31, 2016, an increase from $4.20 billion at December 31, 2015.  Loans that were originated by the Company, excluding loans that were reclassified from acquired, increased by $118.7 million, or 4.4%, during the first quarter of 2016. The Company has experienced organic loan growth across almost all loan types, with the majority of loan growth in non-owner occupied commercial real estate and commercial construction loans.

Acquired Loan Summary

	Ending Balance
	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015
	(Dollars in thousands)
Performing acquired loans	$1,278,965	$1,363,379	$1,262,268	$744,081	$793,149
Less: remaining FMV adjustments	(23,359)	(27,789)	(28,990)	(19,900)	(23,045)
Performing acquired loans, net	1,255,606	1,335,590	1,233,278	724,181	770,104
FMV adjustment %	1.8%	2.0%	2.3%	2.7%	2.9%

Purchase credit impaired loans (PCI)	148,459	157,966	176,605	147,372	156,049
Less: remaining FMV adjustments	(13,377)	(14,901)	(18,822)	(13,016)	(12,917)
PCI loans, net	135,082	143,065	157,783	134,356	143,132
FMV adjustment %	9.0%	9.4%	10.7%	26.0%	23.9%

Total acquired performing loans	$1,255,606	$1,335,590	$1,233,278	$724,181	$770,104
Total acquired PCI loans	135,082	143,065	157,783	134,356	143,132
Total acquired loans	$1,390,688	$1,478,655	$1,391,061	$858,537	$913,236
FMV adjustment % all acquired loans	2.6%	2.8%	3.3%	3.7%	3.8%

About BNC Bancorp and Bank of North Carolina

Headquartered in High Point, NC, BNC Bancorp is the parent company of Bank of North Carolina, a commercial bank with total assets of $5.70 billion. Bank of North Carolina provides a complete line of banking and financial services to individuals and businesses through its 62 current banking offices in Virginia, North and South Carolina. The Bank’s 18 locations in South Carolina and nine locations in Virginia operate as BNC Bank. Bank of North Carolina is insured by the FDIC and is an equal housing lender. BNC Bancorp’s stock is traded and quoted in the NASDAQ Capital Market under the symbol "BNCN." The Company’s website is www.bncbancorp.com.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States.  BNC Bancorp's management uses these "non-GAAP" measures in their analysis of the Company's performance.  Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. See the attached tabular disclosures for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.

Forward Looking Statements

This press release contains forward-looking statements relating to the financial condition, results of operations and business of BNC Bancorp and the Bank. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of BNC Bancorp, and the information available to management at the time that this press release was prepared. Factors that could cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: (i) the economic recovery may face challenges causing its momentum to falter or a further recession; (ii) expected cost savings and other benefits anticipated in connection with our acquisitions may not be fully realized or realized within the expected time frame; (iii) our ability to integrate acquisitions and retain existing customers and attract new ones; and (iv) adverse changes in credit quality trends. Additional factors affecting BNC Bancorp and the Bank are discussed in BNC Bancorp’s filings with the Securities and Exchange Commission (the “SEC”), Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Please refer to the Securities and Exchange Commission’s website at www.sec.gov where you can review those documents. BNC Bancorp does not undertake a duty to update any forward-looking statements made in this press release.

Reconciliation of Non-GAAP to GAAP

	Three Months Ended
	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015
	(Dollars in thousands)
Operating Earnings per Share, Diluted (1)
Net income (GAAP)	$14,435	$12,739	$11,939	$11,014	$8,758
Transaction-related charges, net of tax	903	2,713	3,078	784	1,789
Loss on extinguishment of debt, net of tax	—	—	481	—	—
Securities gains (losses), net of tax	(25)	28	500	(3)	31
Operating earnings (non-GAAP)	15,363	15,424	14,998	11,801	10,516
Weighted average fully diluted shares outstanding	40,902	39,452	38,165	32,653	32,754
Operating earnings per share, diluted (non-GAAP)	$0.38	$0.39	$0.39	$0.36	$0.32

Operating Non-Interest Income (1)
Non-interest income (GAAP)	$7,962	$8,286	$9,169	$8,693	$6,300
Securities gains (losses), net	(39)	45	794	(4)	49
Operating non-interest income (non-GAAP)	$8,001	$8,241	$8,375	$8,697	$6,251

Operating Non-Interest Expense (1)
Non-interest expense (GAAP)	$34,886	$37,580	$38,185	$31,399	$31,991
Transaction-related expenses	1,434	4,307	4,886	1,244	2,839
Loss on extinguishment of debt	—	—	763	—	—
Operating non-interest expense (non-GAAP)	$33,452	$33,273	$32,536	$30,155	$29,152

Operating Income Tax Expense (1)
Income tax expense - GAAP	$6,484	$5,420	$5,106	$4,712	$3,511
Securities gains (losses), tax effect	(14)	17	294	(1)	18
Transaction-related expenses, tax effect	559	1,559	1,189	461	1,014
Loss on extinguishment of debt, tax effect	—	—	313	—	—
Operating income tax expense (non-GAAP)	$7,029	$6,996	$6,902	$5,172	$4,543

Tangible Common Book Value per Share (2)
Shareholders' equity (GAAP)	$603,553	$592,147	$522,497	$403,583	$399,112
Intangible assets	151,829	152,985	146,623	82,022	82,861
Tangible common shareholders equity (non-GAAP)	451,724	439,162	375,874	321,561	316,251
Common shares outstanding	40,806	40,774	38,138	32,589	32,716
Tangible common book value per share (non-GAAP)	$11.07	$10.77	$9.86	$9.87	$9.67

Return on Average Tangible Common Equity (2)
Net income (GAAP)	$14,435	$12,739	$11,939	$11,014	$8,758
Amortization of intangibles, net of tax	728	746	694	529	529
Tangible net income available to common shareholders (non-GAAP)	15,163	13,485	12,633	11,543	9,287
Average common shareholders equity	597,127	553,475	517,835	399,868	394,034

Average intangible assets	152,379	152,255	147,143	82,431	83,279
Average tangible common shareholders' equity (non-GAAP)	444,748	401,220	370,692	317,437	310,755
Return on average tangible common equity (non-GAAP)	13.71%	13.33%	13.52%	14.59%	12.12%

Operating Return on Average Assets (1)
Net income (GAAP)	$14,435	$12,739	$11,939	$11,014	$8,758
Transaction-related expenses, net of tax	903	2,713	3,078	784	1,789
Loss on extinguishment of debt, net of tax	—	—	481	—	—
Securities gains (losses), net of tax	(25)	28	500	(3)	31
Operating earnings (non-GAAP)	$15,363	$15,424	$14,998	$11,801	$10,516
Average assets	5,635,137	5,428,444	5,154,690	4,180,690	4,097,199
Operating return on average assets (non-GAAP)	1.10%	1.13%	1.15%	1.13%	1.04%

Operating Return on Average Tangible Common Equity (2)
Net income (GAAP)	$14,435	$12,739	$11,939	$11,014	$8,758
Amortization of intangibles, net of tax	728	746	694	529	529
Transaction-related expenses, net of tax	903	2,713	3,078	784	1,789
Loss on extinguishment of debt, net of tax	—	—	481	—	—
Securities gains (losses), net of tax	(25)	28	500	(3)	31
Operating tangible net income (non-GAAP)	$16,091	$16,170	$15,692	$12,330	$11,045
Average common shareholders equity	597,127	553,475	517,835	399,868	394,034
Average intangible assets	152,379	152,255	147,143	82,431	83,279
Average tangible common shareholders' equity (non-GAAP)	444,748	401,220	370,692	317,437	310,755
Operating return on average tangible common equity (non-GAAP)	14.55%	15.99%	16.79%	15.58%	14.41%

Operating Efficiency Ratio (3)
Non-interest expense (GAAP)	$34,886	$37,580	$38,185	$31,399	$31,991
Transaction-related expenses	1,434	4,307	4,886	1,244	2,839
Loss on extinguishment of debt	—	—	763	—	—
Amortization of intangible assets	1,156	1,184	1,102	840	840
Operating non-interest expense (non-GAAP)	32,296	32,089	31,434	29,315	28,312
Net interest income, FTE	50,396	50,658	48,173	40,589	39,938
Non-interest income - GAAP	7,962	8,286	9,169	8,693	6,300
Securities gains (losses), net	(39)	45	794	(4)	49
Operating efficiency ratio (non-GAAP)	55.30%	54.48%	55.59%	59.48%	61.30%

(1)
Operating earnings per diluted share, operating non-interest income, operating non-interest expense, operating income tax expense, operating return on average assets, and operating return on average tangible common equity are non-GAAP measures and exclude the after-tax effect of transaction-related charges, loss on extinguishment of debt, securities gains (losses) and other one-time charges.  Management believes that non-GAAP operating measures provide additional useful information that allows readers to evaluate the ongoing performance of the company.

(2)
The tangible measures are non-GAAP measures and exclude the effect of period end or average balance of intangible assets.  Management believes that these non-GAAP tangible measures provide additional useful information, particularly since these measures are widely used by industry analysts for companies with prior merger and acquisition activities.

(3)
Operating efficiency ratio is calculated by non-interest expense, excluding transaction-related expenses, amortization of intangible assets, and loss on extinguishment of debt, divided by the sum of FTE net interest income and non-interest income excluding securities gains (losses) and insurance settlement income. Management believes this non-GAAP operating measure provides additional useful information that allows readers to evaluate the ongoing performance of the company.